SUBSIDIARIES OF THE REGISTRANT

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
                                                                      State of
                                                   Percentage      Incorporation
                                                       of               or
  Parent                  Subsidiary               Ownership       Organization
  ------                  ----------               ----------      -------------

FFY Financial Corp.     First Federal               100%            Federal
                        Savings Bank
                        of Youngstown

FFY Financial Corp.     FFY Holdings, Inc.          100%            Ohio

FFY Holdings, Inc.      First Real Estate, Ltd.      67%            Ohio

FFY Holdings, Inc.      Daniel W. Landers            67%            Ohio
                        Insurance Agency, Ltd.

FFY Holdings, Inc.      Coldwell Banker              33%            Ohio
                        FFY Real Estate

First Federal           Ardent Service              100%            Ohio
Savings Bank            Corporation
of Youngstown

Ardent Service          Hedgerows                    50%            Ohio
Corporation             Development, Ltd.

